Exhibit 99.3

This instrument prepared by
and upon recording return to:

James L. Webb

Bradley Arant Boult Cummings LLP

One Federal Place

1819 5th Avenue North
Birmingham, AL 35203

205-521-8808

STATE OF ALABAMA )

MONTGOMERY COUNTY )

MORTGAGE, SECURITY AGREEMENT
AND ASSIGNMENT OF RENTS AND LEASES

THIS MORTGAGE, security agreement and assignment of rents and leases (this “mortgage”) is made and entered into as of the 1st day of September, 2017, by KINPAK INC., an Alabama corporation (the “Operator”), whose address is do Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Ft. Lauderdale, FL 33314, Attention: Chief Financial Officer, and THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY, a public corporation under the laws of the State of Alabama (the “Issuer” and together with the Operator, the “Mortgagor”), whose address is P.O. Box 14, Montgomery, Alabama 36101, in favor of REGIONS CAPITAL ADVANTAGE, INC., a Tennessee corporation (the “Mortgagee”), whose address is 1900 5th Avenue North, Suite 2400, Birmingham, Alabama 35203.

Recitals

A. Simultaneously with the execution and delivery hereof, the Issuer, will issue and deliver its $4,500,000 Industrial Development Revenue Bonds (KINPAK INC. Project) Series 2017 (the “Bonds”), pursuant to a resolution of the Issuer adopted on September 21, 2017 (the “Authorizing Resolution”).

B. The proceeds of the Bonds will be used by the Issuer to finance construction of a plant expansion and acquisition and installation of associated machinery and equipment at an existing manufacturing facility of the Issuer located in the City of Montgomery, Alabama, at 2780 Gunter Park Drive East (the “Project”).

C. The Mortgagee has determined to make a loan (the “Loan”) to the Operator to finance costs of the aforementioned plant expansion and, in evidence of the repayment obligations of the Operator under the Loan, has agreed to acquire and purchase the Bonds from the Issuer. Under the Authorizing Resolution, the Issuer sold and awarded the Bonds to the Mortgagee at and for a purchase price equal to one hundred percent (100%) of the aggregate principal amount thereof.

D. The Project will be leased by the Issuer to the Operator pursuant to that certain Second Restated Lease Agreement dated as of September 1, 2017 (the “Lease”), between the Issuer and the Operator.

E. The Bonds will be limited obligations of the Issuer payable out of the revenues and receipts derived from the leasing or sale of the Project under the Lease.

F. As security for the payment of the Bonds, the Mortgagor has agreed to execute, deliver and record this Mortgage, whereby the Mortgagee will be granted, among other things, a mortgage and security interest in the Property.

G. As additional security, Ocean Bio-Chem, a Florida corporation and its consolidated subsidiaries a party thereto (collectively, the “Guarantors”) have agreed to execute and deliver to Mortgagee that certain Guaranty Agreement of even date herewith (the “Guaranty Agreement”), pursuant to which the Guarantors have guaranteed the payment and performance of the Operator under the Lease, the Bonds, this mortgage or any other documents or agreements entered into connection with the Lease, the Bonds or this mortgage now or hereafter existing (collectively, the “Credit Documents”).

Agreement

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the payment of the following (hereinafter collectively referred to as the “Debt”):

(1) the payment of the debt evidenced by the Bonds, and interest thereon and any and every extension, renewal and modification thereof, or of any part thereof, and all interest on all such extensions, renewals and modifications;

(2) all other indebtedness, obligations and liabilities of the Operator to the Mortgagee of every kind and description whatsoever, arising directly between the Operator and the Mortgagee or acquired outright, as a participation or as collateral security from another by the Mortgagee, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by agreement or instrument, and whether incurred as maker, endorser, surety, guarantor, member of a partnership, syndicate, joint venture, association or other group, or otherwise, and any and all extensions, renewals and modifications of any of the same;

(3) all amounts becoming due and payable by any Mortgagor under the terms of this mortgage (including but not limited to reimbursement for advancements made by the Mortgagee under this mortgage) and any other security agreements, guarantees, mortgages or other documents now or hereafter evidencing or securing the Mortgagor’s performance of its obligations under the Lease, the Bonds, this mortgage or any other documents or agreements entered into connection with the Credit Documents; and

2

(4) the compliance with all of the stipulations, covenants, agreements, representations, warranties and conditions contained in this mortgage; the Mortgagor does hereby grant, bargain, sell and convey, unto the Mortgagee, its successors and assigns, all right, title and interest of the Mortgagor, now or hereafter acquired, in and to the property and interests in property described in the following Granting Clauses A through H, both inclusive, and does grant to the Mortgagee a security interest in said property and interests in property:

A.	The real estate described on Exhibit A attached hereto and made a part hereof (the “Real Estate”) and all improvements, structures, buildings, appurtenances, and fixtures now or hereafter situated thereon (the “Improvements”).

B.	all (i) streets, roads, alleys, permits, easements, licenses, rights-of-way, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Real Estate or the Improvements; (ii) strips or gores between the Real Estate and abutting or adjacent properties; (iii) options to purchase the Real Estate or the Improvements or any portion thereof or interest herein, and any greater estate in the Real Estate or Improvements; (iv) water, water rights (whether riparian, appropriative or otherwise and whether or not appurtenant) and water stock, timber, crops and mineral interests on or pertaining to the Real Estate; (v) development rights and credits and air rights and (vi) other contracts, privileges, immunities, tenements and hereditaments now or hereafter pertaining to or affecting the Real Estate or the Improvements.

C.	(i) All leases, written or oral, and all agreements for use or occupancy of any portion of the Real Estate or the Improvements with respect to which the Mortgagor is the lessor or sublessor, including but not limited to the Lease, any and all extensions and renewals of said leases and agreements and any and all further leases or agreements, now existing or hereafter made, including subleases thereunder, upon or covering the use or occupancy of all or any part of the Real Estate or the Improvements (all such leases, subleases, agreements and tenancies heretofore mentioned being hereinafter collectively referred to as the “Leases”);

(ii) any and all guaranties of the lessee’s and any sublessee’s performance under any of the Leases;

3

(iii) the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits now due or which may become due or to which the Mortgagor may now or shall hereafter (including during the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of the Leases or from or out of the Real Estate or any of the Improvements, or any part thereof, including, but not limited to, minimum rents, additional rents, percentage rents, common area maintenance charges, parking charges, tax and insurance premium contributions, and liquidated damages following default, the premium payable by any lessee upon the exercise of any cancellation privilege provided for in any of the Leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Real Estate or the Improvements, together with any and all rights and claims of any kind that the Mortgagor may have against any such lessee under the Leases or against any subtenants or occupants of the Real Estate or any of the Improvements, all such moneys, rights and claims in this paragraph described being hereinafter referred to as the “Rents;” provided, however, so long as no Event of Default has occurred, the Mortgagor shall have the right under a license granted hereby to collect, receive and retain the Rents (but not prior to accrual thereof); provided, further, however, that “Rents” shall exclude any rents, income, receipts, revenues, issues and profits arising from or out of the Unassigned Rights (as defined in the Lease); and

(iv) any award, dividend or other payment made hereafter to the Operator in any court procedure involving any of the lessees under the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court and any and all payments made by lessees in lieu of rent. The Operator hereby appoints the Mortgagee as the Operator’s irrevocable attorney in fact to appear in any action and/or to collect any such award, dividend or other payment.

D.	All building and construction materials and supplies, equipment, fixtures, systems, machinery, furniture, furnishings, goods, tools, apparatus and fittings of every kind or character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by the Mortgagor for the purpose of, or used or useful in connection with, the complete and proper planning, development, use, occupancy or operation of the Real Estate and Improvements, or acquired (whether delivered to the Real Estate or elsewhere) for use or installation in or on the Real Estate or the Improvements, wherever the same may be located, which are now or hereafter attached to or situated in, on or about the Real Estate and the Improvements, including, without limitation, all lumber and lumber products, bricks, stones, building blocks, sand, cement, roofing materials, paint, doors, windows, hardware, nails, wires, wiring, engines, boilers, furnaces, tanks, motors, generators, switchboards, elevators, escalators, plumbing, plumbing fixtures, air-conditioning and heating equipment and appliances, electrical and gas equipment and appliances, stoves, refrigerators, dishwashers, hot water heaters, garbage disposers, trash compactors, other appliances, carpets, rugs, window treatments, lighting, fixtures, pipes, piping, decorative fixtures, and all other building and construction materials and supplies, equipment and fixtures of every kind and character used or useful in connection with the Improvements, and all renewals and replacements of, substitutions for and additions to any of the foregoing.

4

E.	All (i) plans and specifications for the Improvements, (ii) the Operator’s rights, but not liability for any breach by the Operator, under all commitments (including any commitments for financing to pay any of the Debt), insurance policies (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Credit Documents or from or through any state or federal government-sponsored program or entity), interest rate protection agreements, contracts and agreements for the design, construction, renovation, operation or inspection of the Improvements and other contracts and general intangibles (including payment intangibles and any trademarks, trade names, goodwill, software and symbols) related to the Real Estate or the Improvements or Personal Property (hereinafter defined) or the operation thereof, (iii) deposits and deposit accounts arising from or relating to any transactions related to the Real Estate or the Improvements or Personal Property (including the Operator’s right in tenants’ security deposits, deposits with respect to utility services to the Real Estate, and any deposits, deposit accounts or reserves hereunder or under any other Credit Document for taxes, insurance or otherwise), (iv) rebates or refunds of impact fees or other taxes, assessments or charges, money, accounts (whether tangible or electronic) arising from or by virtue of any transactions related to the Real Estate or Improvements, (v) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Real Estate and Improvements, (vi) as-extracted collateral produced from or allocated to the Real Estate, including oil, gas and other hydrocarbons and other minerals and all products processed or obtained therefrom and the proceeds thereof, and (vii) engineering, accounting, title, legal and other technical or business data concerning the Real Estate and Improvements, including software, which are in the possession of the Operator or in which the Operator can otherwise grant a security interest.

F.	All (i) accounts and proceeds (whether cash or non-cash and including payment intangibles), of or arising from the properties, rights, titles and interests referred to hereinabove, including the proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance, present and future (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Credit Documents or from or through any state or federal government-sponsored program or entity), payable because of a loss sustained to all or part of the Real Estate or Improvements (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto; including change of grade of streets, curb cuts or other rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any law, proceeds arising out of any damage thereto, including any and all commercial tort claims, (ii) letter-of-credit rights (whether or not the letter of credit is evidenced by writing) the Mortgagor now has or hereafter acquires relating to the properties, rights, title and interests referred to herein, (iii) commercial tort claims the Mortgagor now has or hereafter acquires relating to the properties, rights, title and interests referred to herein, and (iv) other interests of every kind and character which the Mortgagor now has or hereafter acquires in, or for the benefit of the properties, rights, titles and interests referred to hereinabove and all property used or useful in connection therewith, including rights of ingress and egress and remainders, reversions and reversionary rights or interests.

G.	Any and all other real or personal property of every kind and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred to the Mortgagee, or in which the Mortgagee is granted a security interest, as and for additional security hereunder by the Operator, or by anyone on behalf of, or with the written consent of, the Operator.

5

H.	All proceeds and products of, additions and accretions to, substitutions and replacements for, and changes in any of the property referred to in Granting Clauses A through G hereinabove.

(All of the property and interests in property described in the foregoing Granting Clauses A through H, both inclusive, are herein sometimes collectively called the “Property”. The personal property described in Granting Clauses D, E and F and all other personal property covered by this mortgage are herein sometimes collectively called the “Personal Property”.)

SUBJECT, HOWEVER, to the easements, rights-of-way and other exceptions described on Exhibit B hereto (“Permitted Exceptions”).

To have and to hold the Property unto the Mortgagee, its successors and assigns forever.

1. Advance. The $4,500,000 debt evidenced by the Bonds is to be advanced by the Mortgagee to the Mortgagor in accordance with the terms of the Authorizing Resolution.

2. Warranties of Title. The Mortgagor covenants with the Mortgagee that the Mortgagor is lawfully seized in fee simple of the Real Estate and is the lawful owner of, and has good title to, the Personal Property, Improvements and other Property and has a good right to sell and convey the Property as aforesaid; that the Property is free of all encumbrances, except for the Permitted Exceptions; and that the Mortgagor will warrant and forever defend the title to the Property unto the Mortgagee against the lawful claims of all persons.

3. Maintenance of Lien Priority. The Mortgagor shall take all steps necessary to preserve and protect the validity and priority of the liens on, security interests in, and assignment of, the Property created hereby. The Mortgagor shall execute, acknowledge and deliver such additional instruments as the Mortgagee may deem necessary in order to preserve, protect, continue, extend or maintain the liens, security interests and assignments created hereby as first liens on, security interests in, and assignments of, the Property, except as otherwise permitted under the terms of this mortgage. All costs and expenses incurred in connection with the protection, preservation, continuation, extension or maintaining of the liens, security interests and assignments hereby created shall be paid by the Mortgagor.

4. Representations and Warranties Related to Rents and Leases.

(a) The Mortgagor has good title to the Rents and Leases hereby assigned and good right to assign the same, and no other person, corporation or entity has any right, title or interest therein.

(b) The Mortgagor has duly and punctually performed all and singular the terms, covenants, conditions and warranties of the Lease on the Mortgagor’s part to be kept, observed and performed.

(c) The Mortgagor has not previously sold, assigned, transferred, mortgaged or pledged the Leases or the Rents, whether now due or hereafter to become due.

6

(d) No Rents due for any period subsequent to the month next succeeding the date of this mortgage have been collected, and no payment of any of the Rents has otherwise been anticipated, waived, released, discounted, set-off or otherwise discharged or compromised.

(e) The Operator has not received any funds or deposits from any lessee in excess of one month’s rent for which credit has not already been made on account of accrued rents.

5. Covenants To Pay Liens and Maintain Insurance. For the purpose of further securing the payment of the Debt, the Operator agrees to: (a) pay all taxes, assessments, and other liens taking priority over this mortgage (hereinafter jointly called “Liens”), and if default is made in the payment of the Liens, or any part thereof, the Mortgagee, at its option, may pay the same; (b) keep, the Property continuously insured, in such manner and with such companies as may be satisfactory to the Mortgagee, against loss by flood (if the Property is located in a flood-prone area), fire, windstorm, vandalism and malicious mischief and other perils usually covered by a fire insurance policy with standard extended coverage endorsement, with loss, if any, payable (pursuant to loss payable clauses in form and content satisfactory to the Mortgagee) to the Mortgagee, as its interests may appear. Such insurance shall be in an amount at least equal to the full insurable value of the Personal Property and Improvements unless the Mortgagee agrees in writing that such insurance may be in a lesser amount. The original insurance policy and all replacements therefor, shall be delivered to, and held by, the Mortgagee until the Debt is paid in full. The original insurance policy and all replacements therefor must provide that they may not be canceled without the insurer’s giving at least thirty (30) days’ prior written notice of such cancellation to the Mortgagee. If requested by the Mortgagee, to further secure the payment of taxes, assessments, other charges and expenses, and premiums on the insurance required herein, the Operator shall deposit with the Mortgagee on the reimbursements of principal or interest, or both, respecting the Bonds are due under the Bonds (or on another day designated in writing by the Mortgagee), until the Debt is paid in full, an additional amount sufficient to accumulate with the Mortgagee the entire sum required to pay, when due, all taxes and assessments against the Property, the premiums for all insurance required herein and in the Lease, and amounts for other charges and expenses which the Mortgagee at any time reasonably deems necessary to protect the Property, to prevent the imposition of liens on the Property or otherwise to protect the Mortgagee’s interests, all as reasonably estimated from time to time by the Mortgagee. If said deposits are required by the Mortgagee hereunder, the deposits shall be held by the Mortgagee free of any liens or claims on the part of creditors of the Operator and as part of the security of the Mortgagee, and shall be used by the Mortgagee to pay taxes, assessments, insurance premiums and any other charges and expenses contemplated herein, on or related to the Property as the same accrue and are payable. The Operator hereby agrees to execute any additional documents that may be deemed necessary by the Mortgagee at any time to more fully describe the monthly escrows contemplated herein.

7

6. Assignment of Insurance Policies, etc. The Mortgagor hereby assigns and pledges to the Mortgagee, as further security for the payment of the Debt, each and every policy of hazard insurance now or hereafter in effect which insures the Property, or any part thereof (including without limitation the Personal Property and Improvements, or any part thereof), together with all right, title and interest of the Mortgagor in and to each and every such policy, including, but not limited to, all the Mortgagor’s right, title and interest in and to any premiums paid on each such policy, including all rights to return premiums. If the Mortgagor fails to keep the Property insured as specified above then, at the election of the Mortgagee and without notice to any person, the Mortgagee may, but shall not be obligated to, insure the Property for its full insurable value (or for such lesser amount as the Mortgagee may wish) against such risks, of loss and for its own benefit. The proceeds from such insurance (less the costs of collecting the same), if collected, shall be credited against the Debt; provided, however, if no Event of Default then exists, Mortgagee shall allow such proceeds to be used to purchase additional Personal Property to replace Personal Property which has been damaged or destroyed and to repair or reconstruct the Improvements. All amounts spent by the Mortgagee for insurance or for the payment of Liens or for environmental testing or remediation shall become a debt due by the Mortgagor to the Mortgagee and at once payable, without demand upon, or notice to, the Mortgagor, and shall be secured by this mortgage, and shall bear interest at the rate of interest set forth in the Bonds, or such lesser rate of interest as shall then be the maximum amount permitted by law, from the date of payment by the Mortgagee until paid by the Mortgagor.

7. Assignment of Condemnation Proceeds, etc. As further security for the Debt and the full and complete performance of each and every obligation, covenant, agreement and duty of the Mortgagor contained herein, and to the extent of the full amount of the Debt secured hereby and of the costs and expenses (including reasonable attorney’s fees) incurred by the Mortgagee in the collection of any award or payment, the Mortgagor hereby assigns to the Mortgagee any and all awards or payments, including all interest thereon, together with the right to receive the same, that may be made to the Mortgagor with respect to the Property as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade or of any street or (c) any other injury to or decrease in value of the Property. All such damages, condemnation proceeds and consideration shall be paid directly to the Mortgagee, and after first applying said sums to the payment of all costs and expenses (including reasonable attorneys’ fees) incurred by the Mortgagee in obtaining such sums, the Mortgagee may, at its option, apply the balance on the Debt in any order and amount and whether or not then due, or hold such balance as a cash collateral reserve against the Debt, or provided no Event of Default then exists, Mortgagee shall agree to, at Mortgagee’s option, (i) apply such balance to the restoration of the Property or (ii) release the balance to the Mortgagor. No such application, holding in reserve or release shall cure or waive any default of the Mortgagor.

8. Covenant Against Waste. The Operator agrees to take good care of the Real Estate and all Improvements and Personal Property and not to commit or permit any waste thereon, and at all times to maintain such Improvements and Personal Property in as good condition as they now are, reasonable wear and tear excepted.

8

9. Hazardous Substances.

(a) Except for hazardous materials and substances and the use thereof  required to construct and to operate and maintain the Improvements and used, stored and disposed of in accordance with all applicable laws, the Operator shall not make, store, use, treat, release or dispose of any hazardous substances, pollutants or other contaminants (“Prohibited Substances”) on or under the Real Estate. If any such Prohibited Substances are nonetheless made, stored, used, treated, released, disposed of or found to exist on or under the Real Estate, the Operator shall give immediate written notice to the Mortgagee of such occurrence or existence. If the Operator fails to keep the Real Estate or Improvements free of such Prohibited Substances, the Mortgagee may, but shall not be obligated to, do or cause to be done such acts as are necessary or desirable in the Mortgagee’s opinion to remove and dispose of such Prohibited Substances. All amounts spent by the Mortgagee for the removal and disposal of such Prohibited Substances and the return of the Real Estate and Improvements to a condition free of Prohibited Substances shall become a debt due by the Operator to the Mortgagee and at once payable, without demand or notice, and shall become a part of the Debt secured by this mortgage, to bear interest as provided in the Bonds from the date of payment by the Mortgagee until paid by the Operator.

(b) The Operator hereby warrants that (i) there are no civil, criminal or administrative environmental proceedings involving the Real Estate that are pending or to the Operator’s knowledge threatened; (ii) the Operator knows of no facts or circumstances that might give rise to such a proceeding in the future; (iii) the Real Estate is in compliance with all applicable federal, state and local statutory and regulatory environmental requirements; and (iv) the Real Estate is free from any and all “hazardous substances,” “pollutants” and other “contaminants,” as those terms are defined in the federal Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and rules and regulations thereunder, except for hazardous materials and substances and the use thereof required to construct and to operate and maintain the Improvements and used, stored and disposed of in accordance with all applicable laws. The Operator shall give immediate written notice to the Mortgagee of any actual or threatened “release” (as defined in CERCLA and rules and regulations thereunder) of such substances on or from the Real Estate or any portion thereof at any time during or preceding the Operator’s ownership of the Real Estate. The Operator shall indemnify and hold the Mortgagee harmless from and against all loss, damages, fines, penalties, liability and expenses (including but not limited to reasonable attorneys’ fees and costs of investigation and litigation) caused by or in any manner resulting from such substances on or under the Real Estate or any portion thereof at any time during or preceding the Operator’s ownership of the Real Estate. The indemnity provisions of this paragraph 9 shall survive the satisfaction of this mortgage and shall continue in full force and effect notwithstanding the payment of the Debt in full.

10. Covenants Related to Rents and Leases. The Operator covenants and agrees that the Operator shall:

(a) observe, perform and discharge all obligations, covenants and warranties provided for under the terms of the Leases to be kept, observed and performed by the Operator, and shall give prompt notice to the Mortgagee in the event the Operator fails to observe, perform and discharge the same;

(b) enforce or secure in the name of the Mortgagee the performance of each and every obligation, term, covenant, condition and agreement to be performed by any lessee under the terms Of the Leases;

(c) appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with the Leases or the obligations, duties or liabilities of the Operator and any lessee thereunder, and, upon request by the Mortgagee to do so in the name and on behalf of the Mortgagee but at the expense of the Operator, and to pay all costs and expenses of the Mortgagee, including reasonable attorneys’ fees, in any action or proceeding in which the Mortgagee may appear;

9

(d) not receive or collect any Rents from any present or future lessee of the Real Estate or any of the Improvements, or any part thereof, for a period of more than one month in advance, or pledge, transfer, mortgage or otherwise encumber or assign future payments of the Rents;

(e) not waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any lessee of the Real Estate or any of the Improvements of and from any obligations, covenants, conditions and agreements by said lessee to be kept, observed and performed, including the obligation to pay rent in the manner and at the place and time specified in any Lease;

(f) not cancel, terminate or consent to any surrender of any Lease, or modify  or in any way alter the terms thereof without, in each such instance, the prior written consent of the Mortgagee;

(g) not renew or otherwise extend the term of the Lease; and

(h) not enter into any future Lease.

11. Intentionally Deleted.

12. Covenant Against Sale, Lease or Transfer, etc. Notwithstanding any other provision of this mortgage or the other Credit Documents, if the Real Estate or the Improvements, or any part thereof, or any interest therein, is sold, leased, conveyed or transferred, without the Mortgagee’s prior written consent, or if the Real Estate or the Improvements, or any part thereof, or any interest therein, becomes subject to any additional lien, mortgage or other encumbrance, either voluntarily or involuntarily, without the Mortgagee’s prior written consent, the Mortgagee may, at its sole option: (a) declare the Debt immediately due and payable in full; or (b) require the payment, after the date of such sale, lease, conveyance or transfer, of a higher rate of interest on the unpaid principal portion of the Debt as a condition to not exercising such option to accelerate the Debt, whether such rights be exercised by the Mortgagee to obtain a higher rate of interest on the Debt or to protect the security of this mortgage.

13. Defeasance. This mortgage is made upon the condition that if the Mortgagor pays the Debt, and reimburses the Mortgagee for any amounts the Mortgagee has paid in respect of Liens or insurance premiums, and interest thereon, and fulfills all of its other obligations under this mortgage, this conveyance shall be null and void.

10

14. Events of Default. The Mortgagor shall be deemed in default hereunder upon the occurrence of any of the following events (“Events of Default”): (a) if the Mortgagor shall fail to pay to the Mortgagee when due the principal or interest on the Debt evidenced by the Bonds or any other sum due under any of the other Credit Documents, or any other Debt secured hereby and such failure continues for a period of five (5) days thereafter; or (b) if in the judgment of the Mortgagee the proceeds of the Bonds or any part thereof are being, or shall at any time have been, diverted to a purpose other than the payment or discharge of expenses related to the Project, which expenses have been approved by the Mortgagee; or (c) if the Mortgagor fails to comply with any of the provisions of this mortgage• or any of the other Credit Documents; or (d) if any statement, representation or warranty contained in this mortgage or any of the other Credit Documents or any report, certificate or other instrument delivered to the Mortgagee in connection with any of the same shall be untrue in any material respect; or (e) if the Mortgagor conveys or further encumbers all or part of the Property; or (f) if any lien, statement of lien or suit to enforce a lien is filed against any of the Property and the Mortgagor fails to have such lien satisfied or suit dismissed or to secure the payment of the amount claimed by such lien, statement of lien or suit by a bond, letter of credit or other security satisfactory to the Mortgagee within ten days of the day such lien or statement of lien is filed in the office of the Judge of Probate of the County in which the Real Estate is located or such suit is filed in court; or (g) if the Mortgagor at any time prior to completion of the Project abandons the Project, or ceases to work thereon for a period of more than ten consecutive calendar days, or fails diligently to prosecute the work on the Project; or (h) if the Mortgagor or any co-maker, endorser, surety, or guarantor of the Bonds or any of the other Debt (hereinafter collectively called the “Obligors” and singularly an “Obligor”) fails to pay such Obligor’s debts generally as they become due, or if a receiver, trustee, liquidator or other custodian is appointed for any Obligor or for any of the property of any. Obligor, or if a petition in bankruptcy (whether for liquidation, reorganization, arrangement, wage-earner’s plan or otherwise) is filed by or against any Obligor, or if any Obligor applies for the benefits of, or takes advantage of, any law for the relief of debtors, or enters into an arrangement or composition with, or makes an assignment for the benefit of, creditors; or (i) intentionally deleted; or (j) if the Mortgagor dissolves; or (k) if any other event of default occurs under any of the other Credit Documents; or (1) if the interest of the Mortgagee in any of the Property becomes endangered by reason of the enforcement of any prior lien or encumbrance thereon; or (m) if any law is passed imposing, or authorizing the imposition of, any specific tax upon this mortgage or the Debt or permitting or authorizing the deduction of any such tax from the principal of, or interest on, the Debt, or by virtue of which any tax, lien or assessment upon the Property shall be chargeable against the owner of this mortgage; (n) if any of the stipulations contained in this mortgage is declared invalid or inoperative by any court of competent jurisdiction; or (o) a default occurs under or the Guarantors otherwise fail to comply with any of the provisions, terms, covenants or conditions set forth in the Guaranty Agreement.

15. Rights and Remedies of Mortgagee upon Default.

(a) Acceleration of Debt. Upon the occurrence of an Event of Default or at any time thereafter, the Mortgagee may at its option and without demand or notice to the Mortgagor, declare all or any part of the Debt immediately due and payable, whereupon all such Debt shall forthwith become due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Mortgagor, and the Mortgagee may immediately enforce payment of all such amounts and may exercise any or all of its rights and remedies under this mortgage or any of the other Credit Documents and applicable law. The Mortgagor also waives any and all rights the Mortgagor may have to a hearing before any judicial authority prior to the exercise by the Mortgagee of any of its rights under this mortgage or any of the other Credit Documents and applicable law.

11

(b) Access to Property; Operation of Property by Mortgagee. Upon the occurrence of an Event of Default or at any time thereafter, in addition to all other rights  herein conferred on the Mortgagee, the Mortgagee (or any person, firm or corporation designated by the Mortgagee) may, but will not be obligated to, enter upon, and without taking possession thereof, inspect or cause to be inspected, the Property, including testing for hazardous substances, and/or to take possession of any or all of the Property, exclude the Mortgagor therefrom, and hold, use, administer, manage and operate the same to the extent that the Mortgagor could do so, without any liability to the Mortgagor resulting therefrom; and the Mortgagee may collect, receive and receipt for all proceeds accruing from such operation and management, make repairs and purchase needed additional property, and exercise every power, right and privilege of the Mortgagor with respect to the Property.

(c) Judicial Proceedings; Right to Receiver. Upon the occurrence of an Event of Default or at any time thereafter, the Mortgagee, in lieu of, or in addition to, exercising the power of sale hereinafter given, may proceed by suit to foreclose its lien on, security interest in, and assignment of, the Property, to sue the Mortgagor for damages on account of or arising out of said default or breach, or for specific performance of any provision contained herein, or to enforce any other appropriate legal or equitable right or remedy. The Mortgagee shall be entitled, as a matter of right, upon bill filed or other proper legal proceedings being commenced for the foreclosure of this mortgage, to the appointment by any competent court or tribunal, without notice to the Mortgagor or any other party, of a receiver of the rents, issues and profits of the Property, with power to lease and control the Property and with such other powers as may be deemed necessary.

(d) Foreclosure Sale. Upon the occurrence of an Event of Default, or at any time thereafter, this mortgage shall be subject to foreclosure and may be foreclosed as now provided by law in case of past due mortgages, and the Mortgagee shall be authorized, at its option, whether or not possession of the Property is taken, after giving twenty-one days notice by publication once a week for three consecutive weeks of the time, place and terms of each such sale by publication in some newspaper of general circulation published in the county wherein the Property or any part thereof is located, to sell the Property (or such part or parts thereof as the Mortgagee may from time to time elect to sell) in front of such county’s courthouse door, at public outcry, during the legal hours of sale, to the highest bidder for cash. The Mortgagee, its successors and assigns, may bid at any sale or sales had under the terms of this mortgage and may purchase the Property, or any part thereof, if the highest bidder therefor. The purchaser at any such sale or sales shall be under no obligation to see to the proper application of the purchase money. At any foreclosure sale, any part or all of the Property, real, personal or mixed, may be offered for sale in parcels or en masse for one total price, the proceeds of any such sale en masse to be accounted for in one account without distinction between the items included therein or without assigning to them any proportion of such proceeds, the Mortgagor hereby waiving the application of any doctrine of marshalling or like proceeding. In case the Mortgagee, in the exercise of the power of sale herein given, elects to sell the Property in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Property not previously sold shall have been sold or all the Debt secured hereby shall have been paid in full.

12

(e) Personal Property and Fixtures. Upon the occurrence of an Event of Default or at any time thereafter, the Mortgagee shall have and may exercise with respect to the Personal Property and fixtures included in the Property (the “Collateral”) all rights, remedies and powers of a secured party under the Alabama Uniform Commercial Code with reference to the Collateral or any other items in which a security interest has been granted herein, including, without limitation, the right and power to sell at public or private sale or sales or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner to the fullest extent authorized or permitted under the Alabama Uniform Commercial Code after default hereunder, without regard to preservation of the Collateral or .its value and without the necessity of a court order. The Mortgagee shall have, among other rights, the right to take possession of the Collateral and to enter upon any premises where the same may be situated for the purpose of repossessing the same without being guilty of trespass and without liability for damages occasioned thereby and to take any action deemed appropriate or desirable by the Mortgagee; at its option and its sole discretion, to repair, restore or otherwise prepare the Collateral for sale, lease or other use or disposition. At the Mortgagee’s request, the Mortgagor shall assemble the Collateral and make the Collateral available to the Mortgagee at any place designated by the Mortgagee. To the extent permitted by law, the Mortgagor expressly waives any notice of sale or any other disposition of the Collateral and any rights or remedies of the Mortgagee with respect to, and the formalities prescribed by law relative to, the sale or disposition of the Collateral or to the exercise of any other right or remedy of the Mortgagee existing after default. To the extent that such notice is required and cannot be waived, the Mortgagor agrees that if such notice is given to the Mortgagor in accordance with the provisions of paragraph 28 below, at least five days before the time of the sale or other disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving said notice.

The Mortgagor agrees that the Mortgagee may proceed to sell or dispose of both the real and personal property comprising the Property in accordance with the rights and remedies granted under this mortgage with respect to the real property covered hereby. The Mortgagor hereby grants the Mortgagee the right, at its option after default hereunder, to transfer at any time to itself or its nominee the Collateral or any part thereof and to receive the monies, income, proceeds and benefits attributable to the same and to hold the same as Collateral or to apply it on the Debt in such order and amounts and manner as the Mortgagee may elect. The Mortgagor covenants and agrees that all recitals in any instrument transferring, assigning, leasing or making other disposition of the Collateral or any part thereof shall be full proof of the matters stated therein and no other proof shall be required to establish the legal propriety of the sale or other action taken by the Mortgagee and that all prerequisites of sale shall be presumed conclusively to have been performed or to have occurred.

(f) Rents and Leases. Upon the occurrence of an Event of Default or at any time thereafter:

(i) The Mortgagee, at its option, shall have the right, power and  authority to exercise and enforce any or all of the following rights and remedies with respect to Rents and Leases:

13

(A) to terminate automatically, without the necessity of taking any action, the license granted to the Mortgagor in Granting Clause C(iii) hereof to collect the Rents, and, without taking possession, in the Mortgagee’s own name to demand, collect, receive, sue for, attach and levy the Rents, to give proper receipts, releases and acquittances therefor, and after deducting all necessary and reasonable costs and expenses of collection, including reasonable attorney’s fees, to apply the net proceeds thereof to the Debt in such order and amounts as the Mortgagee may choose (or hold the same in a reserve as security for the Debt);

(B) without regard to the adequacy of the security, with or without any action or proceeding, through any person or by agent, or by a receiver to be appointed by court, to enter upon, take possession of, manage and operate the Property or any part thereof for the account of the Mortgagor, make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any lessee or sublessee, increase or reduce rents, decorate, clean and make repairs, and otherwise do any act or incur any cost or expenses the Mortgagee shall deem proper to protect the security hereof, as fully and to the same extent as the Mortgagor could do if in possession, and in such event to apply any funds so collected to the operation and management of the Property (including payment of reasonable management, brokerage and attorney’s fees) and payment of the Debt in such order and amounts as the Mortgagee may choose (or hold the same in reserve as security for the Debt); and

(C) to take whatever legal proceedings may appear necessary or desirable to enforce any obligation or covenant or agreement of the Mortgagor under this mortgage.

(ii) The collection of the Rents and application thereof (or holding thereof in reserve) as aforesaid or the entry upon and taking possession of the Property or both shall not cure or waive any default or waive, modify or affect any notice of default under this mortgage, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Mortgagee, once exercised, shall continue for so long as the Mortgagee shall elect, notwithstanding that the collection and application aforesaid of the Rents may have cured the original default. If the Mortgagee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.

(g) Application of Proceeds. All payments received by the Mortgagee as proceeds of the Property, or any part thereof, as well as any and all amounts realized by the Mortgagee in connection with the enforcement of any right or remedy under or with respect to this mortgage, shall be applied by the Mortgagee as follows: (i) to the payment of all necessary expenses incident to the execution of any foreclosure sale or sales or other remedies under this mortgage, including reasonable attorneys’ fees as provided herein and in the other Credit Documents, (ii) to the payment in full of any of the Debt that is then due and payable (including without limitation principal, accrued interest and all other sums secured hereby) and to the payment of attorneys’ fees as provided herein, (iii) to a cash collateral reserve fund to be held by the Mortgagee in an amount equal to, and as security for, any of the Debt that is not then due and payable, and (iv) the remainder, if any, shall be paid to the Mortgagor or such other person or persons as may be entitled thereto by law, after deducting therefrom the cost of ascertaining their identity.

14

(h) Multiple Sales. Upon the occurrence of an Event of Default or at any time thereafter, the Mortgagee shall have the option to proceed with foreclosure, either through the courts or by proceeding with foreclosure as provided for in this mortgage, but without declaring the whole Debt due. Any such sale may be made subject to the unmatured part of the Debt secured by this mortgage, and such sale, if so made, shall not in any manner affect the unmatured part of the Debt secured by this mortgage, but as to such unmatured part of the Debt this mortgage shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made under the provisions of this paragraph without exhausting the right of sale for any remaining part of the Debt whether then matured or unmatured, the purpose hereof being to provide for a foreclosure and sale of the Property for any matured part of the Debt without exhausting any power of foreclosure and the power to sell the Property for any other part of the Debt, whether matured at the time or subsequently maturing.

(i) Waiver of Appraisement Laws. The Mortgagor waives, to the fullest extent permitted by law, the benefit of all laws now existing or hereafter enacted providing for (i) any appraisement before sale of any portion of the Property (commonly known as appraisement laws), or (ii) any extension of time for the enforcement of the collection of the Debt or any creation or extension of a period of redemption from any sale made in collecting the Debt (commonly known as stay laws and redemption laws).

(j) Prerequisites of Sales. In case of any sale of the Property as authorized by this paragraph 15, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the nonpayment of any of the Debt or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true.

16. Collection Costs. The Operator agrees to pay all costs, including reasonable attorneys’ fees, incurred by the Mortgagee in collecting or securing, or attempting to collect or secure, the Debt, or any part thereof, or in defending or attempting to defend the priority of this mortgage against any Lien on the Property, unless this mortgage is herein expressly made subject to any such Lien; and/or all costs incurred in the foreclosure of this mortgage, either under the power of sale contained herein, or by virtue of the decree of any court of competent jurisdiction. The full amount of such costs incurred by the Mortgagee shall be a part of the Debt and shall be secured by this mortgage.

17. No Obligations with Respect to Leases. The Mortgagee shall not by virtue of this mortgage or otherwise assume any duties, responsibilities, liabilities or obligations with respect to Leases, the Improvements, the Personal Property, the Real Estate or any of the other Property (unless expressly assumed by the Mortgagee under a separate agreement in writing), and this mortgage shall not be deemed to confer on the Mortgagee any duties or obligations that would make the Mortgagee directly or derivatively liable for any person’s negligent, reckless or willful conduct. The Mortgagor agrees to defend, indemnify and save harmless the Mortgagee from and against any and all claims, causes of action and judgments relating to the Mortgagor’s performance of its duties, responsibilities and obligations under Leases and with respect to the Real Estate, the Improvements, the Personal Property, or any of the other Property.

15

18. Construction of Mortgage. This mortgage is and may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the lien hereof and the assignment and security interest created hereby and the purposes and agreements herein set forth.

19. Successors and Assigns. All covenants and agreements herein made by the undersigned shall bind the undersigned and the successors and assigns of the undersigned; and every option, right and privilege herein reserved or secured to the Mortgagee shall inure to the benefit of the Mortgagee’s successors and assigns.

20. Waiver and Election. The exercise by the Mortgagee of any option given under the terms of this mortgage shall not be considered as a waiver of the right to exercise any other option given herein, and the filing of a suit to foreclose the lien, security interest and assignment granted by this mortgage, either on any matured portion of the Debt or for the whole of the Debt, shall not be considered an election so as to preclude foreclosure under power of sale after a dismissal of the suit; nor shall the publication of notices for foreclosure preclude the prosecution of a later suit thereon. No failure or delay on the part of the Mortgagee in exercising any right, power or remedy under this mortgage shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies provided in this mortgage and in the other Security Documents are cumulative and not exclusive of any remedies provided by law. No amendment, modification, termination or waiver of any provisions of this mortgage or any of the Security Documents, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be in writing and signed by an executive officer of the Mortgagee, and then such waiver or consent shall be effective only in this specific instance and for the specific purpose for which given. No notice to, or demand on, the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

21. Landlord-Tenant Relationship. Any sale of the Property under this mortgage shall, without further notice, create the relationship of landlord and tenant at sufferance between the purchaser and the Mortgagor.

22. Enforceability. If any provision of this mortgage is now or at any time hereafter becomes invalid or unenforceable, the other provisions hereof shall remain in full force and effect, and the remaining provisions hereof shall be construed in favor of the Mortgagee to effectuate the provisions hereof.

16

23. Application of Payments. If the lien, assignment or security interest created by this mortgage is invalid or unenforceable as to any part of the Debt or is invalid or unenforceable as to any part of the Property, the unsecured or partially secured portion of the Debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Debt, and all payments made on the Debt, whether voluntary or under foreclosure or other enforcement action or procedures, shall be considered to have been first paid on, and applied to, the full payment of that portion of the Debt which is not secured or not fully secured by said lien, assignment or security interest created hereby.

24. Meaning of Particular Terms. Whenever used, the singular number shall include the plural and the plural the singular, and pronouns of one gender shall include all genders; and the words “Mortgagor” and “Mortgagee” shall include their respective successors and assigns. Plural or singular words used herein to designate the undersigned shall be construed to refer to the maker or makers of this instrument, whether one or more natural persons, corporations, associations, partnerships, limited liability companies or other entities.

25. Advances by the Mortgagee. If the Mortgagor shall fail to comply with the provisions hereof with respect to the securing of insurance, the payment of Liens, the keeping of the Property in repair, the performance of the Mortgagor’s obligations under any Lease, the payment of any prior mortgages, or the performance of any other term or covenant herein contained, the Mortgagee may (but shall not be required to) make advances to perform the same, and where necessary enter the Property for the purpose of performing any such term or covenant. The Mortgagor agrees to repay all such sums advanced upon demand, with interest from the date such advances are made, at the rate provided for in the Credit Documents, or the highest rate permitted by law, whichever shall be less, and all sums so advanced with interest shall be a part of the Debt and shall be secured hereby. The making of any such advances shall not be construed as a waiver by the Mortgagee of any Event of Default resulting from the Mortgagor’s failure to pay the amounts paid.

26. Release or Extension by the Mortgagee. The Mortgagee, without notice to the Mortgagor and without in any way affecting the rights of the Mortgagee hereunder as to any part of the Property not expressly released, may release any part of the Property or any person liable for any of the Debt and may agree with any party with an interest in the Property to extend the time for payment of all or any part of the Debt or to waive the prompt and full performance of any term, condition or covenant of this mortgage, any of the other Credit Documents, or any other instrument evidencing or securing the Debt.

27. Partial Payments. Acceptance by the Mortgagee of any payment of less than the full amount due on the Debt shall be deemed acceptance on account only, and the failure of the Mortgagor to pay the entire amount then due shall be and continue to constitute an Event of Default, and at any time thereafter and until the entire amount due on the Debt has been paid, the Mortgagee shall be entitled to exercise all rights conferred on it by the terms of this mortgage in case of the occurrence of an Event of Default.

28. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be delivered by personal delivery, by certified or registered mail, return receipt requested, or by overnight courier at the address indicated on the first page of this mortgage or at such other address as shall be designated by either party in a written notice to the other party hereto. Any communication so addressed shall be deemed to be given on the earliest of (1) when actually delivered or first refused for delivery, if by personal  delivery, (2) on the first Business Day after deposit with an overnight courier service, or (3) on the third Business Day after deposit in the United States mail.

29. Titles. All section, paragraph, subparagraph or other titles contained in this mortgage are for reference purposes only, and this mortgage shall be construed without reference to said titles.

30. Limitation of Liability. Notwithstanding any other provision hereof, this Section will control absolutely with respect to the obligations of the Issuer hereunder. No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon the Issuer or give rise to or impose a lien or charge upon its property other than the Real Estate and the Improvements leased by the. Issuer to the Operator pursuant to the Lease. All obligations incurred by the Issuer hereunder are payable solely from the revenues and receipts to be derived from any leasing or sale of the Real Estate or the Improvements, including insurance proceeds and condemnation awards. No provision hereof shall require the Issuer to incur any expense or expend any of its funds not paid or advanced to the Issuer by the Operator or by or on behalf of the Mortgagee. Neither the State of Alabama nor the City of Montgomery is liable for the performance of any pledge, mortgage, obligation, or agreement of any kind whatsoever which is undertaken by the Issuer. No agreement of the Issuer shall be construed to constitute an indebtedness of the State of Alabama or the City of Montgomery within the meaning of any constitutional or statutory provision. Further, none of the directors, officers, employees, or agents of the Issuer shall have any personal or pecuniary liability whatsoever hereunder or any liability for the breach by the Issuer of any of the agreements on its part herein contained.

17

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be executed by its duly authorized representative as of the date first written above.

KINPAK INC.

By:	/s/ J. S. Barocas
Name:	J. S. Barocas
Title:	CFO

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY

By:	/s/ Robert M. Hardwich, Jr.
Name:	Robert M. Hardwich, Jr.
Its:	Chairman

Attest:

/s/ Liston Eddins

STATE OF Alabama)

Montgomery COUNTY )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that J. S. Barocas, whose name as CFO of KINPAK INC., a Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the 25 day of September, 2017.

/s/ Amy Gainey
Notary Public

AFFIX SEAL

My commission expires: 12-17-2018

18

STATE OF ALABAMA)

Montgomery COUNTY)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Robert M. Hardwich, Jr., whose name as Chairman of The Industrial Development Board of the City of Montgomery, a public corporation under the laws of the State of Alabama, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, s/he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the 25 day of September, 2017.

/s/ Amy Gainey
Notary Public

AFFIX SEAL

My commission expires: 12-17-2018

19

EXHIBIT A

TO

MORTGAGE, SECURITY AGREEMENT

AND ASSIGNMENT OF RENTS AND LEASES

[Legal Description]

Lot 3-3A-1 according to the Map of Replat of Lot 3-3A, Gunter Industrial Park, which said Replat appears of record in Plat Book 29 at Page 150, in the Office of the Judge of Probate of Montgomery County, Alabama, being a Replat of Lot 3-3 of the Gunter Industrial Park Plat 3 and Lot 3-4B of the Replat of Lot 3-4 of Gunter Industrial Park Plat 3, lying in Section 2, Township 16 North, Range 18 East, and Section 35, Township 17 North, Range 18 East Montgomery County, Alabama.

20

EXHIBIT B
TO
MORTGAGE, SECURITY AGREEMENT
AND ASSIGNMENT OF RENTS AND LEASES

[Permitted Exceptions]

1.	Taxes and assessments for the year 2017, and subsequent years and not yet due and payable.

2.	Easement in favor of Seaboard Coast Line Railroad Company dated October 26, 1971, recorded April 26, 1973, as RLPY Book 191, Page 111.

3.	Easement in favor of Alabama Power Company dated January 14, 1975, recorded February 12, 1975, in RLPY Book 256, Page 114.

4.	Lease Agreement between The Industrial Development Board of the City of Montgomery and Kinark Corporation, dated September 1, 1979, recorded October 18, 1979, in RLPY Book 461, Page 566, as assigned by that certain Assignment and Assumption of Lease between Kinark Corporation, Ocean Bio Chem, Inc., and The Industrial Development Board of the City of Montgomery, dated February 27, 1996, recorded March 4, 1996, as RLPY Book 1639, Page 276, as assigned by that certain Assignment and Assumption of Lease between Ocean Bio Chem, Inc., KINPAK INC., and The Industrial Development Board of the City of Montgomery, dated December 1, 1996, recorded December 20, 1996, in RLPY Book 1718, Page 613, as restated by that certain Restated Lease Agreement between The Industrial Development Board of the City of Montgomery and Kinpak Inc., dated December 1, 1996, recorded December 20, 1996, in RLPY Book 1718, Page 621, as supplemented by that First Supplemental Lease Agreement between The Industrial Development Board of the City of Montgomery and KINPAK INC., dated March 1, 1997, recorded March 3, 1997, in RLPY Book 1735, Page 209, as supplemented by that certain Second Supplemental Lease Agreement between The Industrial Development Board of the City of Montgomery and KINPAK INC., dated July 1, 2002, recorded July 22, 2002, in RLPY Book 2448, Page 18, and as supplemented by that certain Third Supplemental Lease Agreement between The Industrial Development Board of the City of Montgomery and KINPAK INC., dated June 1, 2017, recorded May 19, 2017 in RLPY Book 4970, Page 192, as amended and restated by the Lease.

5.	Those matters disclosed by those certain plats of the subject property recorded in Plat Book 26, Page 174 and in Plat Book 29, Page 150.

6.	Easement in favor of Alabama Power Company dated March 17, 1980, recorded April 1, 1980, in RLPY Book 480, Page 450.

7.	Easement in favor of Alabama Power Company dated September 25, 1992, recorded November 9, 1992, in RLPY Book 1295, Page 554.

8.	Easement in favor of Alabama Power Company dated January 19, 1993, recorded May 18, 1993, in RLPY Book 1348, Page 631.

21